Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Nos. 333-227974, 333-224800, 333-219104 and 333-219096 on Form S-3 and Nos. 333-229320, 333-222582, 333-221788, 333-218164, and 333-216897 on Form S-8 of our report dated March 14, 2019, relating to the financial statements of Pulse Biosciences, Inc. and its subsidiaries appearing in this Annual Report on Form 10-K of Pulse Biosciences, Inc. for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

March 14, 2019